Exhibit 10.71

EXECUTION

STRUCTURING FEE LETTER

December 29, 2006

Fortis Capital Corp.
Two Embarcadero Center — Suite 1330
San Francisco, CA 94111
Attention:  Menno van Lacum

        Re: Structuring Fee – Project Whale

Ladies and Gentlemen:

          Reference is hereby made to the Mandate Letter, dated as of the date hereof (the “Mandate Letter”), between you and us. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Mandate Letter.

          In order to induce Fortis to act as Structuring Agent as described in the Mandate Letter and in consideration of the promises and covenants therein contained, the receipt and sufficiency of which the parties hereto acknowledge, Interpool, Inc., by execution hereof, hereby agrees to pay to Fortis Capital Corp., in its capacity as Structuring Agent, a structuring fee (the “Structuring Fee”) in an amount up to Five Million Dollars ($5,000,000) payable as set forth herein. Such Structuring Fee shall be due and payable subject to the terms herein and in the Mandate Letter, in two installments, the first in the amount of Two Million Dollars ($2,000,000) and the second in the amount of Three Million Dollars ($3,000,000). The first installment of the Structuring Fee shall be due and payable on or prior to January 3, 2007 and shall be subject to Interpool’s right to reimbursement of Five Hundred Thousand Dollars ($500,000) as set forth in the Mandate Letter , as well as other conditions set forth in the Mandate Letter (and Exhibit A thereto). The second installment of the Structuring Fee shall be due and payable solely upon and subject to the occurrence of the closing of the Facilities and the earlier to occur of (i) thirty (30) days after the closing (or earlier termination of any Facility by Interpool after the closing) and (ii) the initial funding under any Facility.

          This letter agreement (this “Structuring Fee Letter”) shall be governed by the laws of the State of New York and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Structuring Fee Letter. Delivery of an executed counterpart of a signature page to this Structuring Fee Letter by facsimile shall be effective as delivery of a manually executed counterpart of this Structuring Fee Letter.

[Signatures Follow]

Dated this ___ day of
December, 2006.

Very truly yours, INTERPOOL, INC. By:___________________________ Name: Title:

Please sign below to acknowledge your agreement to the foregoing terms and conditions. This agreement will become effective as of the date first written above.

FORTIS CAPITAL CORP.

By:___________________________
Name:
Title:

By:___________________________
Name:
Title: